                            SEI LIQUID ASSET TRUST

                                  Rule 18f-3
                              Multiple Class Plan

                                March 22, 1993


          SEI Liquid Asset Trust (the "Trust"), a registered investment company that currently consists of five separately-managed portfolios and which may consist of additional portfolios in the future to the extent listed on Schedule A hereto, (each a "Portfolio" and, collectively, the "Portfolios"), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of units of beneficial interest ("shares") in each Portfolio. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.   Attributes of Share Classes

          The rights of each existing class of the Portfolios (i.e., Class A,
                                                               ----
and Class D) shall be as set forth in the resolutions and related materials of the Trust's Board adopted pursuant to the order dated September 9, 1993, obtained by SEI Liquid Asset Trust, et al. (Inv. Co. Act Release No. IC-19698),
                                    -- ---
and attached hereto as Exhibits A - C.

          With respect to any class of shares of a Portfolio created after the date hereof, each share of a Portfolio will represent an equal pro rata interest
                                                               --- ----
in the Portfolio and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses ("distribution fees") in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), and will separately bear any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement entered into with respect to that class; (iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Portfolio's operations which are directly attributable to such class ("Class Expenses"); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   Expense Allocations

          Expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

          Until and unless changed by the Board, the methodology and procedures for calculating the net asset value of the various classes of shares and the proper allocation of income and expenses among the various classes of shares shall be as set forth in the "Report" rendered by Coopers & Lybrand L.L.P.

C.   Amendment of Plan; Periodic Review

          This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of shares approved by the Board after the date hereof.

          The Board of the Corporation, including a majority of the independent Directors, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan.

                                   Schedule A
                                   ----------


Prime Obligation Portfolio
Treasury Securities Portfolio
Government Securities Portfolio
Money Market Portfolio
Institutional Cash Portfolio

From March 22, 1993 Minutes
                             SEI LIQUID ASSET TRUST
                              SEI CASH+PLUS TRUST
                        SEI INSTITUTIONAL MANAGED TRUST
                            SEI INTERNATIONAL TRUST
                              SEI TAX EXEMPT TRUST


WHEREAS, on December 24, 1990 the Securities and Exchange Commission granted an order exempting mutual funds administered or distributed by SEI now or in the future from Sections 18(f), 18(g), and 18(i) of the Investment Company Act of 1940 to permit such funds to sell five classes of shares with different distribution arrangements; and

WHEREAS, said exemptive order requires that the Board of Trustees of each Trust, including a majority of the non-interested Trustees, approve the offering of different classes of shares only after a determination that multiple classes is in the best interest of each Trust and its Shareholders;

WHEREAS, it is in the best interest of the shareholders of each Trust that a retail class of shares be distributed;

NOW THEREFORE, be it

VOTED: That based upon information presented to this Board of Trustees, the Trustees, including a majority of the non-interested Trustees, have determined that a retail class system for distribution of shares of each Trust is in the best interests of each Trust and its shareholders.

FURTHER
VOTED: That the form of Distribution Plan for Retail Class be, and it hereby is, adopted by each Trust in accordance with Rule 12b-1 under the Investment Company Act of 1940.

FURTHER
VOTED: That the Board of Trustees must receive and review quarterly statements detailing the amounts paid by each Trust under its Rule 12b-1 Plan for Retail Class shares and under related Servicing Agreements.

FURTHER
VOTED: That the Adviser and the Distributor shall report to the Board of Trustees any material conflicts of interest that develop between classes of shares of each Trust.

FURTHER
VOTED: That the form of the Retail Transfer Agent Agreement be, and it hereby is, adopted by each Trust.

SEI LIQUID ASSET TRUST
OCTOBER 28, 1994
--------------------------------------------------------------------------------
TREASURY SECURITIES PORTFOLIO
GOVERNMENT SECURITIES PORTFOLIO
PRIME OBLIGATION PORTFOLIO
INSTITUTIONAL CASH PORTFOLIO
MONEY MARKET PORTFOLIO


--------------------------------------------------------------------------------

Please read this Prospectus carefully before investing, and keep it on file for future reference.

A Statement of Additional Information dated October 28, 1994 has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-342-5734. The Statement of Additional Information is incorporated into this Prospectus by reference.

SEI Liquid Asset Trust (the "Trust") is a mutual fund that offers financial institutions a convenient means of investing their own funds or funds for which they act in a fiduciary, agency or custodial capacity in one or more professionally managed diversified portfolios of securities. Some portfolios offer separate classes of units of beneficial interest that differ from each other primarily in the allocation of certain distribution expenses and minimum investment amounts. This Prospectus offers Class A shares of the Trust's five money market portfolios (the "Portfolios", and each of these, a "Portfolio") listed above.

AN INVESTMENT IN A PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT, AND THERE CAN BE NO ASSURANCE THAT A PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THE SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

--------------------------------------------------------------------------------

ANNUAL OPERATING EXPENSES (As a percentage of average net assets)/1/
--------------------------------------------------------------------------------

                           TREASURY  GOVERNMENT   PRIME    INSTITUTIONAL   MONEY
                          SECURITIES SECURITIES OBLIGATION     CASH       MARKET
                          PORTFOLIO  PORTFOLIO  PORTFOLIO    PORTFOLIO   PORTFOLIO
                          ---------- ---------- ---------- ------------- ---------
Management/Advisory Fees
 (after fee waivers)/2/      .38%       .38%       .38%         .39%       .38%
12b-1 Fees/3/                .03%       .03%       .03%           0%       .03%
Other Expenses               .03%       .03%       .03%         .05%       .03%
----------------------------------------------------------------------------------
Total Operating
 Expenses/4/                 .44%       .44%       .44%         .44%       .44%
----------------------------------------------------------------------------------

1 The operating expenses for the Money Market Portfolio set forth in this table are based on estimated expenses for the fiscal year ending June 30, 1995.
2 The Manager has agreed contractually to waive its fee in an amount that limits operating expenses of the Portfolios to not more than .44% of average net assets, except for the Institutional Cash Portfolio for which the waiver is voluntary and may be terminated at any time in the Manager's sole discretion. Absent the waiver of management fees, management/advisory fees for the Treasury Securities, Government Securities, Prime Obligation, Institutional Cash and Money Market Portfolios, would be .45%, .45%, .45%, .39% and .45%, respectively, for the fiscal year ended June 30, 1994. Additional information may be found under "The Manager and Shareholder Servicing Agent", "The Adviser" and "Distribution".
3 The 12b-1 fees shown reflect each Portfolio's current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fees payable by Class A shares for each Portfolio are .30%.
4 Absent the fee waivers described above, total operating expenses for the Treasury Securities, Government Securities, Prime Obligation, Institutional Cash and Money Market Portfolios would be .51%, .51%, .51%, .44% and .51%, respectively, for the fiscal year ended June 30, 1994. Additional information may be found under "The Manager and Shareholder Servicing Agent."

EXAMPLE

-------------------------------------------------------------------------------
An investor in any Portfolio would pay the          1 YR. 3 YRS. 5 YRS. 10 YRS.
following expenses on a $1,000 investment assuming  ----- ------ ------ -------
(1) 5% annual return and (2) redemption at the end
of each time period:
-------------------------------------------------------------------------------
                                                    $5.00 $14.00 $25.00 $55.00
-------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Portfolios. A person who purchases shares through a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to the Portfolios' Class A shares. The Treasury Securities Portfolio and Prime Obligation Portfolio also offer ProVantage Funds shares, which are subject to the same expenses except that ProVantage Funds shares bear sales loads and different distribution costs. Additional information may be found under "The Manager and Shareholder Servicing Agent", "The Adviser" and "Distribution".
Long-term shareholders may eventually pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers, Inc. (the "NASD").

THE TRUST ______________________________________________________________________

SEI Liquid Asset Trust (the "Trust") is a diversified, open-end management investment company that offers units of beneficial interest ("shares") in separate investment portfolios. This Prospectus offers Class A shares of the Trust's Treasury Securities, Government Securities, Prime Obligation, Institutional Cash and Money Market Portfolios (the "Portfolios" and each of these, a "Portfolio"). Shares in the Treasury Securities Portfolio and Prime Obligation Portfolio may also be purchased through each of these Portfolio's ProVantage Funds Class. Additional information pertaining to the Trust may be obtained by writing to SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087-1658 or by calling 1-800-342-5734.

INVESTMENT
OBJECTIVES AND
POLICIES _______________________________________________________________________
TREASURY          The Treasury Securities Portfolio seeks to preserve
SECURITIES        principal value and maintain a high degree of liquidity
PORTFOLIO         while providing current income.
                     Under normal conditions the Portfolio invests exclusively
                  in U.S. Treasury obligations and repurchase agreements involving such obligations. The dealers selected for the Treasury Securities Portfolio must meet criteria established by Standard & Poor's Corporation ("S&P").

GOVERNMENT        The Government Securities Portfolio seeks to preserve
SECURITIES        principal value and maintain a high degree of liquidity
PORTFOLIO         while providing current income.
                     Under normal conditions the Portfolio invests exclusively
                  in U.S. Treasury obligations, obligations issued or guaranteed as to principal and interest by the agencies or instrumentalities of the U.S. Government and repurchase agreements involving such obligations.

PRIME             The Prime Obligation Portfolio seeks to preserve principal
OBLIGATION        value and maintain a high degree of liquidity while
PORTFOLIO         providing current income.
                     Under normal conditions the Portfolio invests exclusively
                  in (i) commercial paper rated at least A-1 by S&P or Prime-1 by Moody's Investors Service, Inc. ("Moody's") at the time of investment or, if not rated, determined by the Adviser to be of comparable quality; (ii) obligations (including certificates of deposit, time deposits, bankers' acceptances and bank notes) of U.S. commercial banks that are members of the Federal Reserve System or the Federal Deposit Insurance
                  Corporation or savings and loan institutions, which banks or institutions have total assets of $500 million or more as shown on their most recent public financial statements at the time of investment, provided that such obligations are rated in the top two short-term rating categories by two or more NRSROs, or one NRSRO if only one NRSRO has rated the security at the time of investment or, if not rated, determined by the Adviser to be of comparable quality; (iii) short-term corporate obligations rated AAA or AA by S&P or Aaa or Aa by Moody's Investors Service, Inc. ("Moody's") at the time of investment or, if not rated, determined by the Adviser to

                  3. Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of the total assets of that Portfolio. This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate substantial redemption requests if they should occur and is not for investment purposes. All borrowings will be repaid before making additional investments for that Portfolio and any interest paid on such borrowings will reduce the income of that Portfolio.
                  The foregoing percentage limitations will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

THE MANAGER
AND SHAREHOLDER
SERVICING AGENT ________________________________________________________________
                  SEI Financial Management Corporation (the "Manager" and the "Transfer Agent"), 680 East Swedesford Road, Wayne, PA
                  19087, a wholly-owned subsidiary of SEI Corporation ("SEI") provides the Trust with overall management services, regulatory reporting, all necessary office space, equipment, personnel and facilities and for acting as transfer agent, dividend disbursing agent, and shareholder servicing agent.
                     The Manager is entitled to a fee, calculated daily and
                  paid monthly at an annual rate of .42% of the average daily net assets of each Portfolio, except the Institutional Cash Portfolio for which the Manager is entitled to a fee of .36% of that Portfolio's average daily net assets. The Manager has contractually agreed to waive all or a portion of its fee with respect to each Portfolio in order to limit total operating expenses of the Class A shares of each of these Portfolios to not more than .44% of its average daily net assets. For the Institutional Cash Portfolio only, this waiver is voluntary and may be terminated at any time in the Manager's sole discretion.
                     For the fiscal year ended June 30, 1994, the Portfolios
                  paid the Manager fees (shown here as a percentage of average daily net assets after fee waivers) as follows: Treasury Securities Portfolio--.35%; Government Securities Portfolio--.35%; Prime Obligation Portfolio--.35% and Institutional Cash Portfolio--.36%. The Money Market
                  Portfolio had not commenced operations as of June 30, 1994.

THE ADVISER ____________________________________________________________________
                  Wellington Management Company (the "Adviser"), 75 State Street, Boston, MA 02109, acts as each Portfolio's investment adviser. The Adviser, under an investment advisory agreement with the Trust, makes investment decisions for the assets of the Portfolios and continuously reviews, supervises and administers each Portfolio's investment program, subject to the supervision of, and policies established by, the Trustees of the Trust.
                     As of September 30, 1994, the Adviser had discretionary
                  management authority with respect to approximately $82.0 billion of assets, including the Trust and SEI Daily

                  Income Trust, an open-end management investment company. WMC is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions and individuals. The Adviser's predecessor organizations have provided investment advisory services to investment companies since 1933 and to investment counseling clients since 1960. Wellington Trust Company, National Association, a wholly-owned subsidiary of the Adviser, utilizes SEI's trust accounting services. WMC is a Massachusetts general partnership, of which the following persons are managing partners: Robert W. Doran, Duncan M. McFarland and John B. Neff.
                     The Adviser is entitled to a fee, which is calculated
                  daily and paid monthly, at an annual rate of .075% of the combined average daily net assets of the money market portfolios of the Trust up to $500 million, and .02% of such average daily net assets in excess of $500 million. Such fees are allocated daily among each of the Portfolios of the Trust on the basis of their relative net assets. For the fiscal year ended June 30, 1994, the Portfolios paid advisory fees (shown here as a percentage of average daily net assets after fee waivers) as follows: Treasury Securities Portfolio--.03%; Government Securities Portfolio--.03%; Prime Obligation Portfolio--.03% and Institutional Cash Portfolio--.03%. The Money Market
                  Portfolio had not commenced operations as of June 30, 1994.
                     John C. Keogh, Senior Vice President of the Adviser,
                  serves as portfolio manager to the Portfolios. He has been an investment professional with the Adviser since 1983, and has served as portfolio manager to the Treasury Securities, Government Securities and Prime Obligation Portfolios since July 1994. Prior to that date, he assisted the portfolio manager in the management of the Portfolios. Mr. Keogh has served as portfolio manager of the Institutional Cash Portfolio since the Portfolio's inception in 1986.

DISTRIBUTION ___________________________________________________________________
                  SEI Financial Services Company (the "Distributor"), 680 East Swedesford Road, Wayne, PA 19087, a wholly-owned subsidiary of SEI, acts as distributor. Each class of the Trust has a separate distribution plan for its Class A shares (the
                  "Class A Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").
                     As provided in the distribution agreement and Plan the
                  Trust pays the Distributor at an annual rate of up to .30% of the average daily net assets of each Portfolio, provided those expenses are permissible as to both type and amount under a budget. The budget must be approved and monitored by the Trustees, including those who are not interested persons and have no financial interest in the Plan or any related agreement ("Qualified Trustees").
                     Distribution related expenses reimbursable to the
                  Distributor under the budget include those related to the costs of advertising and sales materials, the costs of federal and state securities law registration, advertising expenses and promotional and sales expenses including expenses for travel, communication and compensation and benefits for shareholders annually of the percentage of income and distributions derived from direct U.S. Government obligations. Shareholders should consult their tax advisers to determine whether any portion of the income dividends received from a Portfolio is considered tax exempt in their particular states.
                     With respect to investments in STRIPS, which are sold at
                  original issue discount and thus do not make periodic cash interest payments, each Portfolio will be required to include as part of its current income the imputed interest on such obligations even though the Portfolio has not received any interest payments on such obligations during that period. Because each Portfolio distributes all of its net investment income to its shareholders, a Portfolio may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.
                     Sales, exchange, or redemption of Portfolio shares is a
                  taxable transaction to the shareholder.

GENERAL
INFORMATION ____________________________________________________________
The Trust         The Trust was organized as a Massachusetts business trust
                  under a Declaration of Trust dated July 20, 1981. The
                  Declaration of Trust permits the Trust to offer separate
                  portfolios of shares and different classes of each
                  portfolio. All consideration received by the Trust for
                  shares of any portfolio and all assets of such portfolio
                  belong to that portfolio and are subject to the liabilities related thereto.
                     The Trust pays its expenses, including fees of its
                  service providers, audit and legal expenses, expenses of
                  preparing prospectuses, proxy solicitation material and
                  reports to shareholders, costs of custodial services and
                  registering the shares under federal and state securities
                  laws, pricing, insurance expenses, litigation and other
                  extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.
Trustees of the   The management and affairs of the Trust are supervised by
Trust             the Trustees under the laws of the Commonwealth of
                  Massachusetts. The Trustees have approved contracts under
                  which, as described above, certain companies provide
                  essential management services to the Trust.
Voting Rights     Each share held entitles the shareholder of record to one
                  vote. The shareholders of each Portfolio or class will vote separately on matters relating solely to that Portfolio or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least
                  10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the shareholders requesting the meeting.

PROSPECTUS
OCTOBER 28, 1994
--------------------------------------------------------------------------------

TREASURY SECURITIES PORTFOLIO
PRIME OBLIGATION PORTFOLIO



--------------------------------------------------------------------------------

Please read this prospectus carefully before investing, and keep it on file for future reference. It contains information that can help you decide if a Portfolio's investment goals match your own.

A Statement of Additional Information dated October 28, 1994 has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-437-6016. The Statement of Additional Information is incorporated into this Prospectus by reference.

SEI Liquid Asset Trust (the "Trust") is a mutual fund that offers shareholders a convenient means of investing their funds in one or more professionally managed diversified portfolios of securities. The Treasury Securities Portfolio and Prime Obligation Portfolio each offer two classes of shares, Class A shares and ProVantage Funds shares. ProVantage Funds shares differ from Class A shares primarily in the imposition of sales charges and the allocation of certain distribution expenses and transfer agent fees. ProVantage Funds shares are available through SEI Financial Services Company (the Trust's distributor), and through participating broker-dealers, financial institutions and other organizations. This Prospectus offers ProVantage Funds shares of two of the Trust's money market portfolios (the "Portfolios", and each of these, a "Portfolio") listed above.

AN INVESTMENT IN A PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT, AND THERE CAN BE NO ASSURANCE THAT A PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THE SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

--------------------------------------------------------------------------------

PORTFOLIO EXPENSES _____________________________________________________________

The purpose of the following table is to help you understand the various cost and expenses that you, as a shareholder, will bear directly or indirectly in connection with an investment in ProVantage Funds shares.

SHAREHOLDER TRANSACTION EXPENSES (as a percentage of offering price)
--------------------------------------------------------------------------------

                                                       TREASURY    PRIME
                                                      SECURITIES OBLIGATION
                                                      PORTFOLIO  PORTFOLIO
                                                      ---------- ----------
Maximum Sales Charge Imposed On Purchases                None       None
Maximum Sales Charge Imposed on Reinvested Dividends     None       None
Redemption Fees/1/                                       None       None
---------------------------------------------------------------------------

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)/2/
--------------------------------------------------------------------------------

                                                 TREASURY    PRIME
                                                SECURITIES OBLIGATION
                                                PORTFOLIO  PORTFOLIO
                                                ---------- ----------
Management/Advisory Fees (after fee waiver)/3/     .38%       .38%
12b-1 Fees                                         .23%       .23%
Other Expenses (after fee waiver)                  .18%       .18%
---------------------------------------------------------------------
Total Operating Expenses (after fee waiver)        .79%       .79%
---------------------------------------------------------------------

1 A charge, currently $10.00, is imposed on wires of redemption proceeds of the
  Portfolio's ProVantage Funds shares.
2 The operating expenses for the Prime Obligation Portfolio set forth in this table reflect the expenses expected to be incurred by that Portfolio's ProVantage Funds shares for the fiscal year ending June 30, 1995.
3 The Manager has contractually agreed to waive a portion of its fee in order to limit total operating expenses for ProVantage Funds shares of each Portfolio to not more than .84% of its average daily net assets. Absent these contractual provisions, management/advisory, 12b-1 fees and total operating expenses as a percentage of net assets, respectively, would have been .45%, .28% and .86% for the Treasury Securities Portfolio, and .45%, .28% and .86% for the Prime Obligation Portfolio. Additional information may be found under "The Manager and Shareholder Servicing Agent", "The Adviser" and "Distribution".

EXAMPLE
--------------------------------------------------------------------------------
An investor in the ProVantage Fund
shares of the Portfolios would pay
the following expenses on a $1,000
investment assuming (1) imposition of
the maximum sales load (2) 5% annual
return and (3) redemption at the end
of each time period:

                               1 YR. 3 YRS. 5 YRS. 10 YRS.
                               ----- ------ ------ -------
TREASURY SECURITIES PORTFOLIO    $8   $25    $44     $98
PRIME OBLIGATION PORTFOLIO       $8   $25    $44     $98
----------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
The purpose of the expense table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in ProVantage Funds shares of each Portfolio. A person who purchases shares through an account with a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to the ProVantage Funds shares. Each Portfolio also offers Class A shares, which are subject to the same expenses, except there are no sales charges, different distribution costs and no transfer agent costs. Additional information may be found under "The Manager and Shareholder Servicing Agent", "The Adviser" and "Distribution".
The rules of the Securities and Exchange Commission require that the maximum sales charge be reflected in the above table. However, certain investors qualify for reduced sales charges. See "Purchase of Shares".
Long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charge otherwise permitted by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD").

                  Each Portfolio may not:
                  1. Purchase securities of any issuer (except securities
                     issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if as a result more than 5% of total assets of the Portfolio would be invested in the securities of such issuer. This limitation applies to 75% of each Portfolio's total assets.
                  2. Purchase any securities which would cause more than 25%
                     of the total assets of the Portfolio, based on fair market value at the time of such purchase, to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in (a) domestic banks and (b) obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities.
                  3. Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of the total assets of that Portfolio. This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate substantial redemption requests if they should occur and is not for investment purposes. All borrowings will be repaid before making additional investments for that Portfolio and any interest paid on such borrowings will reduce the income of that Portfolio.

                  The foregoing percentage limitations will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

THE MANAGER
AND SHAREHOLDER
SERVICING AGENT ________________________________________________________________

                  SEI Financial Management Corporation (the "Manager"), 680 East Swedesford Road, Wayne, PA 19087, a wholly-owned subsidiary of SEI Corporation ("SEI"), provides the Trust with overall management services, regulatory reporting, all necessary office space, equipment, personnel and facilities and for acting as transfer agent, dividend disbursing agent, and shareholder servicing agent.
                     The Manager is entitled to a fee, calculated daily and
                  paid monthly at an annual rate of .42% of the average daily net assets of each of the Treasury Securities and Prime Obligation Portfolios. The Manager has contractually agreed to waive a portion of its fee in order to limit total operating expenses on an annualized basis to not more than .84% of the average daily net assets of the ProVantage Funds shares of each Portfolio on an annualized basis. For the fiscal year ended June 30, 1994, each Portfolio paid the Manager fees (shown here as a percentage of average daily net assets after fee waivers) of .35%.
                     In addition, the Trust and the Manager have entered into
                  a separate transfer agent agreement with respect to the ProVantage Funds under which the Manager is entitled to a fee of .15% of the average daily net assets of each Portfolio offering ProVantage Funds shares plus out-of-pocket costs.

DISTRIBUTION ___________________________________________________________________
                  SEI Financial Services Company (the "Distributor"), 680 East Swedesford Road, Wayne, PA 19087, a wholly-owned subsidiary of SEI, acts as distributor. Each class of the Trust has a separate distribution plan (individually, the "Class A Plan" and "ProVantage Funds Plan"; collectively, the "Plans") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").
                     As provided in the distribution agreement and Plan for
                  each class, the Trust pays the Distributor at an annual rate of up to .30% of the average daily net assets of each Portfolio, provided those expenses are permissible as to both type and amount under a budget approved and monitored quarterly by the Trustees, including those who are not interested persons and have no financial interest in the
                  Plans or any related agreement ("Qualified Trustees").
                     Distribution related expenses reimbursable to the
                  Distributor under the budget include those related to the
                  costs of advertising and sales materials, the costs of federal and state securities law registration, advertising expenses and promotional and sales expenses including expenses for travel, communication and compensation and benefits for sales personnel. The Trust is not obligated to reimburse the Distributor for any expenditures in excess of the approved budget. Currently, the budget for each Portfolio is set at an annual rate of .03% of its average daily net assets. Distribution expenses not attributable to a specific portfolio are allocated among each of the portfolios of the Trust based on average net assets.
                     The ProVantage Funds Plan, in addition to providing for
                  the reimbursement payments described above, provides for payments to the Distributor at an annual rate of .25% of each Portfolio average daily net assets attributable to ProVantage Funds shares. These additional payments are characterized as "compensation", and are not directly tied to expenses incurred by the Distributor; the payments the Distributor receives during any year may therefore be higher or lower than its actual expenses. These additional payments may be used to compensate the Distributor for its services in connection with distribution assistance or provision of shareholder services, and some or all of it may be used to pay financial institutions and intermediaries such as banks, savings and loan associations, insurance companies, and investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. If the Distributor's expenses are less than its fees under the ProVantage Funds Plan, the Trust will still pay the full fee and the Distributor will realize a profit, but the Trust will not be obligated to pay in excess of the full fee, even if the Distributor's actual expenses are higher. Currently, the Distributor is taking this additional "compensation" payment under the ProVantage Funds Plan at a rate of only .20% of each Portfolio's average daily net assets, on an annualized basis, attributable to ProVantage Funds shares.

                     The Distributor may, from time to time in its sole
                  discretion, institute one or more promotional incentive programs, which will be paid by the Distributor from the sales charge it receives or from any other source available to it. Under any such program, the Distributor will provide promotional incentives, in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages, to all dealers selling shares of the Portfolios. Such promotional incentives will be offered uniformly to all dealers and predicated upon the amount of shares of the Portfolios sold by the dealer.
                     The Trust may also execute brokerage or other agency
                  transactions through the Distributor for which the Distributor may receive usual and customary compensation. The Trust intends to operate the Plans in accordance with their terms and with the NASD Rules concerning sales charges.

PERFORMANCE ____________________________________________________________________
                  For any Portfolio, the performance of the ProVantage Funds shares will normally be lower than the performance on the Class A shares of that Portfolio because of additional distribution and transfer agent expenses charged to ProVantage Funds shares.
                     From time to time, each Portfolio may advertise its
                  "current yield" and "effective compound yield". These figures are based on historical earnings and are not intended to indicate future performance. No representation can be made concerning actual future yields or returns. The "current yield" of a Portfolio refers to the income generated by an investment over a seven-day period which is then "annualized". That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Portfolio is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because of the compounding effect of this assumed reinvestment.
                     A Portfolio may periodically compare its performance to
                  that of other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals, broad groups of comparable mutual funds, to unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs or to other investment alternatives. The Portfolios may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy and investment techniques.

                  credit unions, securities exchange or association, clearing agency or savings association. Notaries public cannot
                  guarantee signatures. The signature guarantee requirement
                  will be waived if all of the following conditions apply: (1)
                  the redemption is for not more than $5,000 worth of shares,
                  (2) the redemption check is payable to the shareholder(s) of record, and (3) the redemption check is mailed to the
                  shareholder(s) at his or her address of record. The Trust
                  and the Transfer Agent reserve the right to amend these
                  requirements without notice.
Telephone/Wire    Redemption orders may be placed by telephone. Neither the
Instructions      Trust nor the Transfer Agent will be responsible for any
                  loss, liability, cost or expense for acting upon wire
                  instructions or upon telephone instructions that it
                  reasonably believes to be genuine. The Trust and the Trust's
                  Transfer Agent will each employ reasonable procedures to
                  confirm that instructions communicated by telephone are
                  genuine, including requiring a form of personal
                  identification prior to acting upon instructions received by telephone and recording telephone instructions. If market
                  conditions are extraordinarily active, or other
                  extraordinary circumstances exist, and you experience
                  difficulties placing redemption orders by telephone, you may wish to consider placing your order by other means.
Systematic        Please note that if withdrawals exceed income dividends,
Withdrawal Plan   your invested principal in the account will be depleted.
("SWP")           Thus, depending upon the frequency and amounts of the
                  withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. To participate in the SWP, you must have your
                  dividends automatically reinvested. You may change or cancel the SWP at any time, upon written notice to the Transfer
                  Agent.
How to Close      An account may be closed by providing written notice to the
your Account      Transfer Agent. You may also close your account by telephone if you have previously elected telephone options on your account application.

GENERAL
INFORMATION ____________________________________________________________________
The Trust         SEI Liquid Asset Trust (the "Trust") was organized as a
                  Massachusetts business trust under a Declaration of Trust
                  dated July 20, 1981. The Declaration of Trust permits the
                  Trust to offer separate portfolios of shares and different classes of each portfolio. Shareholders may purchase shares in Portfolios through two separate classes: Class A and
                  ProVantage Funds, which provide for variation in
                  distribution and transfer agent costs, voting rights,
                  dividends, and the imposition of a sales charge on the
                  ProVantage Funds. This Prospectus offers the ProVantage
                  Funds shares of the Trust's Treasury Securities Portfolio
                  and Prime Obligation Portfolio (the "Portfolios"). In
                  addition to the Portfolios, the Trust consists of the
                  following portfolios: Government Securities Portfolio,
                  Institutional Cash Portfolio, and Money Market Portfolio.
                  Additional information pertaining to the Trust may be
                  obtained by writing to SEI Financial Management Corporation,
                  680 East Swedesford Road, Wayne, PA 19087 or by calling 1-
                  800-437-6016. All consideration
                  received by the Trust for shares of any Portfolio or class and all assets of such Portfolio or class belong to that
                  Portfolio or class and are subject to liabilities related
                  thereto.
                     The Trust pays its expenses, including fees of its
                  service providers, audit and legal expenses, expenses of
                  preparing prospectuses, proxy solicitation material and
                  reports to shareholders, costs of custodial services and
                  registering the shares under federal and state securities
                  laws, pricing, insurance expenses, litigation and other
                  extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.
Trustees of the   The management and affairs of the Trust are supervised by
Trust             the Trustees under the laws of the Commonwealth of
                  Massachusetts. The Trustees have approved contracts under
                  which, as described above, certain companies provide
                  essential management services to the Trust.
Voting Rights     Each share held entitles the shareholder of record to one
                  vote. Each portfolio or class of the Trust will vote
                  separately on matters relating solely to that Portfolio or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders but
                  approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least
                  10% of the outstanding shares of the Trust. In the event
                  that such a meeting is requested the Trust will provide
                  appropriate assistance and information to the shareholders requesting the meeting.
Reporting         The Trust issues unaudited financial information
                  semiannually and audited financial statements annually. The
                  Trust furnishes proxy statements and other reports to
                  shareholders of record.
Shareholder       Shareholder inquiries should be directed to the Manager, SEI
Inquiries         Financial Management Corporation, P.O. Box 451, Wayne, PA,
                  19087.
Dividends         The dividends of ProVantage Funds shares will normally be
                  lower than on Class A shares of each Portfolio because of the additional distribution and transfer agent expenses charged to ProVantage Funds shares. Substantially all of the net investment income (exclusive of capital gains) of each Portfolio is distributed in the form of dividends that will be declared daily and paid monthly on the first Business Day of each month. Currently, capital gains, if any, are distributed at least annually.
                     Shareholders in the Portfolios automatically receive all
                  income dividends and capital gain distributions in additional shares at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Manager at least 15 days prior to the distribution.
                     Dividends and distributions of the Portfolios are paid by
                  the Portfolios on a per-share basis. The value of each share will be reduced by the amount of any such payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

                               DISTRIBUTION PLAN
                                ProVantage Funds


     WHEREAS, SEI Liquid Asset Trust (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust's ProVantage Funds Class and the owners of units of beneficial interest ("Shareholders") in the Trust's ProVantage Funds Class;

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

     Section 1.  The Trust has adopted this ProVantage Funds Distribution Plan
     ----------
("Plan") to enable the Trust to directly or indirectly bear expenses relating to the distribution of ProVantage Funds securities of which the Trust is the issuer.

     Section 2.  The Trust may incur expenses for the items stipulated in
     ----------
Section 3 of this Plan in an amount equal to .30% of the average daily net assets of the ProVantage Funds of the Portfolios. All expenditures pursuant to this Plan shall be made only pursuant to authorization by the President, any Vice President or the Treasurer of the Trust. If there should be more than one series of Trust shares, expenses incurred pursuant to this Plan shall be allocated among the several series of the Trust on the basis of their relative net asset values, unless otherwise determined by a majority of the Qualified Trustees.

In addition, the Trust will pay the Distributor a fee on the ProVantage Funds of the Portfolios up to the amount set forth on Exhibit A. The Distributor may use this fee for (i) compensation for it services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.

     Section 3.  Expenses permitted pursuant to this Plan shall include, and be
     ----------
limited to, the following:


     (a) The incremental printing costs incurred in producing for and distributing to persons other than current Shareholders of the Trust the reports, prospectuses, notices and similar materials that are prepared by the Trust for current Shareholders;

     (b) advertising;

     (c) the costs of preparing, printing and distributing any literature used in connection with the offering of the Trust's Shares and not covered by Section 3(a) of this Plan; and

     (d) expenses incurred in connection with the promotion and sale of the Trust's Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     Section 4.  This Plan shall not take effect until it has been approved (a)
     ----------
by a vote of at least a majority of the outstanding voting securities of the Trust's ProVantage Funds Class; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

     Section 5.  This Plan shall continue in effect for a period of more than
     ----------
one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.

     Section 6.  Any person authorized to direct the disposition of monies paid
     ----------
or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 7.  This Plan may be terminated at any time by the vote of a
     ----------
majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust's ProVantage Funds Class.

     Section 8.  All agreements with any person relating to implementation of
     ----------
this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of Shareholders holding a majority of the Trust's outstanding voting securities, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     Section 9.  This Plan may not be amended to increase materially the amount
     ----------
of distribution expenses permitted pursuant to Section 2 hereof without the approval of Shareholders holding a majority of the outstanding voting securities of the Trust, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

     Section 10.  As used in this Plan, (a) the term "Qualified Trustees" shall
     -----------
mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     Section 11.  While this Plan is in effect, the selection and nomination of
     -----------
those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     Section 12.  This Plan shall not obligate the Trust or any other party to
     -----------
enter into an agreement with any particular person.

                                   EXHIBIT A
                                   ---------


Treasury Portfolio .....................................................  .25%
Prime Obligation Portfolio .............................................  .25%